As filed with the Securities and Exchange Commission on April 20, 2023

Registration No. 333-254935

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bakkt Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	7389	98-1550750
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gavin Michael

Chief Executive Officer

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Matthew Lyons Austin D. March Wilson Sonsini Goodrich & Rosati, P.C. 900 S. Capital of Texas Highway Las Cimas IV, 5th Floor Austin, TX 78746 (512) 338-5400	Marc D’Annunzio General Counsel 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 (678) 534-5849

Approximate date of commencement of proposed sale to the public: Not applicable.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to Form S-4 (the “Post-Effective Amendment No. 2”) amends the Registration Statement on Form S-4 of Bakkt Holdings, Inc. (the “Registrant”) (File No. 333-254935), as amended prior to the date hereto (the “Registration Statement”), which was initially declared effective by the Securities and Exchange Commission (the “Commission”) on September 17, 2021.

At the time that the Registration Statement was initially declared effective, the Registration Statement registered, among other things, the offering of 10,368,601 shares of Class A common stock of the Registrant (the “Underlying Shares”) that were issuable upon the exercise of 10,368,601 public warrants of the Registrant (the “Public Warrants”).

This Post-Effective Amendment No. 2 is being filed to remove from registration the previously registered Underlying Shares covered by the Registration Statement, 3,227,793 of which have been sold. The Registrant hereby requests that the 10,368,601 Underlying Shares issuable on exercise of the Public Warrants be removed from registration by means of this Post-Effective Amendment No. 2.

A total of 7,140,808 Underlying Shares are being registered under a registration statement on Form S-3 initially filed with the Commission on April 20, 2023, which the Registrant intends to request that the Staff of the Commission declare effective as soon as practicable following the effectiveness of this Post-Effective Amendment No.2.

No additional securities are being registered under this Post-Effective Amendment No. 2 and all applicable registration and filing fees were paid in connection with prior filings of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Alpharetta, State of Georgia, on April 20, 2023.

BAKKT HOLDINGS, INC.

By:	/s/ Gavin Michael
Gavin Michael
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 20, 2023.

Signature	Title
/s/ Gavin Michael Gavin Michael	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Karen Alexander Karen Alexander	Chief Financial Officer (Principal Financial Officer)

/s/ Charles Goodroe Charles Goodroe	Chief Accounting Officer (Principal Accounting Officer)

/s/ Sean Collins Sean Collins	Chair of the Board of Directors

/s/ David C. Clifton David C. Clifton	Director

/s/ De’Ana Dow De’Ana Dow	Director

/s/ Michelle J. Goldberg Michelle J. Goldberg	Director

/s/ Richard Lumb Richard Lumb	Director

/s/ Andrew A. Main Andrew A. Main	Director

/s/ Jill Simeone Jill Simeone	Director

/s/ Gordon Watson Gordon Watson	Director